Exhibit 99.1

Albireo Appoints Paul Streck, M.D., as Chief Medical Officer &

Craig Hopkinson, M.D., to Board of Directors

– Dr. Craig Hopkinson, currently EVP of Research & Development and Chief Medical Officer at Alkermes, brings strong global orphan drug development expertise

– Dr. Paul Streck, former Chief Medical Officer at Arena Pharmaceuticals, brings significant global drug development and commercialization expertise

– Two appointments strengthen Company’s ability to scale up global drug development and grow the portfolio

BOSTON, MA — December 6, 2022 — Albireo Pharma, Inc. (Nasdaq: ALBO), a rare liver disease company developing novel bile acid modulators to treat pediatric and adult liver diseases, today announced the appointments of two scientific leaders, Drs. Paul Streck and Craig Hopkinson, to the Enterprise Leadership Team and Board of Directors, respectively. These appointments coincide with an important time for Albireo as the Company continues to deliver on clinical, regulatory, and commercialization milestones for Bylvay® (odevixibat) for indications potentially across three pediatric cholestatic liver diseases while advancing investigational compounds for adult liver and viral diseases.

“Albireo is at the beginning of an acceleration point, moving Bylvay from a single indication to multiple indications with larger patient populations and advancing two new compounds for adult liver diseases. Paul and Craig bring a depth and breadth of industry, academic and corporate experience to help take our Company to a new level,” said Ron Cooper, President and Chief Executive Officer of Albireo. “As we continue to progress our pipeline, their deep expertise in end-to-end drug development and commercialization are invaluable for Albireo and the patients we serve.”

As the Chief Medical Officer, Dr. Streck will join the Albireo Enterprise Leadership Team and will be responsible for providing vision, leadership, and expertise for the Company's next growth phase, necessary to shape and enhance the CMO organization within a fully realized biopharmaceutical company. He brings more than 25 years of experience in drug development, regulatory and medical affairs leadership across both large and small publicly traded biopharmaceutical companies and a track record of success with six global regulatory launches, five INDs and nine commercial product launches. Dr. Streck’s career spans all phases of clinical development, global regulatory interactions, negotiations and approvals, and his expertise will add immense value to Albireo’s leadership team. Most recently, Dr. Streck served as Chief Medical Officer at Arena Pharmaceuticals, a publicly traded biotechnology company acquired by Pfizer in March 2022. Before that, Dr. Streck served as Chief Medical Officer at Alder Biopharmaceuticals, acquired by Lundbeck Pharmaceuticals in October 2020, and as the Chief Medical Officer of Insmed, advancing the company from clinical to commercial stage. Previous biopharmaceutical experience includes progressive roles at GSK, Shire, and Amgen as well as 10 years in academic medical practice. Dr. Streck will join the Company on December 19, 2022.

“I am excited to join Albireo at this pivotal time of growth and have been inspired by the Company’s commitment to transform the treatment paradigm for patients affected by cholestatic liver diseases,” said Dr. Streck. “As the Company expands Bylvay into additional indications, I am eager to embrace Albireo’s mission as we prepare for a potential approval and launch in Alagille syndrome, advance our BOLD study in biliary atresia, and progress two new product candidates into adult cholestatic liver diseases.”

As a member of the Albireo Board of Directors, Dr. Craig Hopkinson brings more than 25 years of experience building and leading clinical development organizations and medical affairs groups. He has led multidisciplinary development teams in a range of therapeutic areas, including neuroscience, oncology, gastroenterology, infectious diseases, cardiovascular conditions, inflammation, genetic diseases, hematology, and neurodegenerative diseases. Dr. Hopkinson currently serves as Executive Vice President of Research & Development and Chief Medical Officer at Alkermes, where he is responsible for the strategic development and execution of clinical development programs for the company’s pipeline of drug candidates. He leads discovery, pharmaceutical development, early-stage and late-stage clinical development, regulatory affairs, clinical operations, PMO and medical affairs functions. Before joining Alkermes in 2017, Dr. Hopkinson served in leadership roles at Vertex Pharmaceuticals, Eisai Pharmaceuticals, Elan Pharmaceuticals, Actelion Pharmaceuticals and Pfizer.

‘The growth of Albireo has been exciting to watch as the Company continues to deliver on its R&D, regulatory, and commercialization milestones for Bylvay while advancing the pipeline with compounds for adult liver and viral diseases,” said Dr. Hopkinson. “I am thrilled to join the Board to support the organization and foster the portfolio’s growth, which has great potential to treat patients suffering from various rare pediatric and adult liver diseases globally.”

About Albireo

Albireo Pharma is a rare disease company focused on the development of novel bile acid modulators to treat pediatric and adult liver diseases. Albireo’s lead product, Bylvay, was approved by the U.S. FDA as the first drug for the treatment of pruritus in all types of progressive familial intrahepatic cholestasis (PFIC), and in Europe for the treatment of PFIC. Bylvay is also being developed to treat other rare pediatric cholestatic liver diseases with a completed Phase 3 trial in Alagille syndrome (ALGS), an ongoing Phase 3 study in biliary atresia, as well as Open-label Extension (OLE) studies for PFIC and ALGS. The Company has also completed a Phase 1 clinical trial for A3907 to advance development in adult cholestatic liver disease, with IND-enabling studies progressing with A2342 for viral and cholestatic liver disease. Albireo was spun out from AstraZeneca in 2008 and is headquartered in Boston, Massachusetts, with its key operating subsidiary in Gothenburg, Sweden. For more information on Albireo, please visit www.albireopharma.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements, other than statements of historical fact, regarding, among other things: Albireo’s commercialization plans; the plans for, or progress, scope, cost, initiation, duration, enrollment, results or timing for availability of results of, development of Bylvay, A3907, A2342 or any other Albireo product candidate or program; the target indication(s) for development or approval; potential regulatory approval and plans for potential commercialization of Bylvay in biliary atresia or ALGS or in additional countries, or Albireo’s other product candidates; the potential benefits or competitive position of Bylvay or any other Albireo product candidate or program or the commercial opportunity in any target indication; or Albireo’s plans, expectations or future operations, financial position, revenues, costs or expenses. Albireo often uses words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “planned,” “continue,” “guidance,” or the negative of these terms or other similar expressions to identify forward-looking statements. Actual results, performance or experience may differ materially from those expressed or implied by any forward-looking statement as a result of various risks, uncertainties and other factors, including, but not limited to: whether the regulatory filings to be made for Bylvay in patients with ALGS will be made on the timelines we expect and be approved by the FDA and EMA; whether the FDA and EMA will complete their respective reviews within target timelines, once determined; whether the FDA and EMA will require additional information, whether we will be able to provide in a timely manner any additional information that the FDA and EMA request, and whether such additional information will be satisfactory to the FDA and EMA; there are no guarantees that Bylvay will be commercially successful; we may encounter issues, delays or other challenges in commercializing Bylvay; whether Bylvay receives adequate reimbursement from third-party payors; the degree to which Bylvay receives acceptance from patients and physicians for its approved indication; challenges associated with execution of our sales activities, which in each case could limit the potential of our product; challenges associated with supply and distribution activities, which in each case could limit our sales and the availability of our product; results achieved in Bylvay in the treatment of patients with PFIC or other approved indications may be different than observed in clinical trials, and may vary among patients; potential negative impacts of the COVID-19 pandemic, including on manufacturing, supply, conduct or initiation of clinical trials, or other aspects of our business; whether favorable findings from clinical trials of Bylvay to date, including findings in PFIC, ALGS and other indications, will be predictive of results from other clinical trials of Bylvay; there is no guarantee that Bylvay will be approved in jurisdictions or for indications (such as biliary atresia or ALGS) beyond the jurisdictions in which or indications for which Bylvay is currently approved; there is no guarantee that our other product candidates will be approved; estimates of the addressable patient population for target indications may prove to be incorrect; the outcome and interpretation by regulatory authorities of the ongoing third-party study pooling and analyzing of long-term PFIC patient data; the timing for initiation or completion of, or for availability of data from, clinical trials of Bylvay, including BOLD, and the Phase 2 clinical trial of A3907, and the outcomes of such trials; Albireo’s ability to obtain coverage, pricing or reimbursement for approved products in the United States or Europe; delays or other challenges in the recruitment of patients for, or the conduct of, the Company’s clinical trials; any repurchase by the Company of Sagard’s interest in the royalty interest payments under our royalty monetization agreement with Sagard could materially impact our financial condition; and the Company’s critical accounting policies. These and other risks and uncertainties that Albireo faces are described in greater detail under the heading “Risk Factors” in Albireo’s most recent Annual Report on Form 10-K or in subsequent filings that it makes with the Securities and Exchange Commission. As a result of risks and uncertainties that Albireo faces, the results or events indicated by any forward-looking statement may not occur. Albireo cautions you not to place undue reliance on any forward-looking statement. In addition, any forward-looking statement in this press release represents Albireo’s views only as of the date of this press release and should not be relied upon as representing its views as of any subsequent date. Albireo disclaims any obligation to update any forward-looking statement except as required by applicable law.

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Media Contacts:

Colleen Alabiso, 857-356-3905, colleen.alabiso@albireopharma.com

Lance Buckley, 917-439-2241, lbuckley@lippetaylor.com

Investor Contact:

Hans Vitzthum, LifeSci Advisors, LLC., 857-272-6177